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                                                                   EXHIBIT 17(a)

                                                                PRELIMINARY COPY
                                                                ----------------

                                EXCELSIOR FUNDS

     This proxy is solicited by the Board of Directors of Excelsior Funds ("Excelsior Trust") for use at a special meeting of shareholders of the Excelsior Trust's Institutional Money Fund (the "Institutional Fund") to be held on November 19, 1999, at 10:00 a.m. (Eastern time), at the offices of United States Trust Company of New York, 114 West 47th Street, New York, New York 10036.

     The undersigned hereby appoints Frank Bruno, Mark Dari, Patricia Leyne, and Michael Malloy, and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated special meeting, and at all adjournments or postponements thereof, all shares of capital stock representing interests in the Fund held of record by the undersigned on ______, 1999, the record date for the meeting, upon the following matter and upon any other matter that may come before the meeting, in their discretion.


(1) Proposal to approve or disapprove an Agreement and Plan of Reorganization by and between Excelsior Trust and Excelsior Funds, Inc. ("Excelsior Company") and the transactions contemplated thereby, including (a) the transfer of all of the assets and known liabilities of Excelsior Trust's Institutional Fund to Excelsior Company's Money Fund, in exchange for Institutional Shares of Excelsior Company's Money Fund, (b) the distribution of such Institutional Shares to shareholders of the Institutional Fund in connection with its liquidation; and (c) the deregistration under the Investment Company Act of 1940, as amended, and the termination under state law of Excelsior Trust.

      [_]For                  [_]Against                    [_]Abstain


(2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

Please sign, date and return the proxy card promptly using the enclosed envelope. Every properly signed proxy will be voted in the manner specified hereon and, in the absence of specification, will be treated as granting authority to vote "FOR" the proposal.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



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SIGNATURE                         DATE   SIGNATURE (JOINT OWNER)           DATE